FOGARTY & KLEIN, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 1997 AND
                          COMBINED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1996 AND 1995
                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of Fogarty & Klein, Inc.:

We have audited the accompanying consolidated balance sheet of Fogarty & Klein, Inc. (a Texas corporation) and subsidiaries as of December 31, 1997, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended. We have also audited the combined balance sheets of Fogarty & Klein, Inc. (a Texas corporation) and subsidiary and Fogarty & Klein Yellow Pages, Inc. (a subchapter S corporation) as of December 31, 1996 and 1995, and the related combined statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fogarty & Klein, Inc. and subsidiaries as of December 31, 1997 and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. Also, in our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Fogarty & Klein, Inc. and subsidiary and Fogarty & Klein Yellow Pages, Inc. as of December 31, 1996 and 1995, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

New York, New York
March 6, 1998


                             FOGARTY & KLEIN, INC.

               CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1997

            COMBINED BALANCE SHEETS AS OF DECEMBER 31, 1996 AND 1995



ASSETS                                                                    1997                    1996                    1995

CURRENT ASSETS:
    Cash and cash equivalents                                             $ 3,100,820          $ 4,346,271           $2,649,770
    Accounts receivable-
       Trade, net                                                          16,006,224           12,245,898            11,990,166
       Other                                                                  641,101              134,436               245,926
    Expenditures billable to clients                                          433,598            1,127,967              416,085
    Prepaid expenses and other current assets                                  95,220               40,886               61,441
                                                                           ----------           -----------          -----------
                 Total current assets                                      20,276,963           17,895,458           15,363,388
                                                                         ---------------       ------------         -------------

FIXED ASSETS, at cost, less accumulated  depreciation and amortization of   1,220,408            1,001,820              771,393
    $988,777,  $786,400 and $494,116, respectively

INVESTMENTS AVAILABLE FOR SALE, at cost, which approximates market              4,087              664,502              336,436

CASH SURRENDER VALUE OF OFFICERS' LIFE  INSURANCE                                   -              655,106              635,997

OTHER ASSETS                                                                  281,984              761,114              351,871
                                                                        -------------
                 Total assets                                             $21,783,442          $20,978,000          $17,459,085
                                                                        ==============        =============         ============

The accompanying notes are an integral part of these consolidated and combined balance sheets.


                              FOGARTY & KLEIN, INC.

               CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1997

            COMBINED BALANCE SHEETS AS OF DECEMBER 31, 1996 AND 1995


LIABILITIES AND SHAREHOLDERS' EQUITY                                         1997                 1996                 1995

CURRENT LIABILITIES:
    Accounts payable                                                      $15,625,583          $14,405,006           $13,269,290
    Accrued expenses                                                        2,773,812            1,171,578             1,105,532
    Advance billings                                                          884,047            2,341,329             1,114,587
    Notes payable                                                                  -               288,000                   -
                                                                           ----------
                 Total current liabilities                                 19,283,442           18,205,913            15,489,409

DEFERRED COMPENSATION PAYABLE                                                      -               658,389               334,466
                                                                        -------------           -----------         -------------
                 Total liabilities                                         19,283,442           18,864,302           15,823,875
                                                                   ------------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
    Common stock, $1.00 par value, 1,000,000,  1,100,000 and 1,100,000,       111,000              106,319              100,000
       shares authorized,
       respectively, 112,000, 107,319 and 101,000 shares issued,
       respectively
    Additional paid-in capital                                                558,991               91,961               26,280
    Treasury stock                                                            (15,000)             (15,000)             (15,000)
    Retained earnings                                                       1,845,009            1,930,418            1,523,930
                                                                           ----------           ------------          -------------
                 Total shareholders' equity                                 2,500,000            2,113,698            1,635,210
                                                                           -----------          ------------          -------------
                 Total liabilities and shareholders'  equity              $21,783,442          $20,978,000           $17,459,085
                                                                          ===========          =============         ==============


The accompanying notes are an integral part of these consolidated and combined balance sheets.

                              FOGARTY & KLEIN, INC.


                        CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997


                          COMBINED STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                             1997                 1996                   1995

REVENUES:
    Commissions and fees                                                  $15,147,138          $12,108,571           $10,694,974
    Other income                                                               27,819               77,823                52,020
                                                                           ----------
                                                                           15,174,957           12,186,394            10,746,994
       OPERATING EXPENSES:
    Salaries and related costs                                             12,921,066            8,767,917             7,852,856
    General and administrative expenses                                     3,258,853            3,061,793             2,497,135
                                                                           ----------          ------------          ------------
                 (Loss) income from operations                            (1,004,962)              356,684              397,003
                                                                          ------------         ------------          ------------

          OTHER INCOME AND EXPENSES:
    Interest income                                                           465,905              478,518              368,592
    Miscellaneous income, net                                                 138,381               53,138              250,101
                                                                           ----------          ------------          ------------
         (Loss) income before (benefit) provision for income taxes           (400,676)             888,340            1,015,696
                                                                            ---------          ------------          ------------

       (BENEFIT) PROVISION FOR INCOME                                        (315,267)             481,852              435,749
                                                                           ----------          ------------          -------------
       TAXES
                 Net (loss) income                                           $(85,409)            $406,488              $579,947
                                                                             ========            ==========           ============


The accompanying notes are an integral part of these consolidated and combined statements.


                              FOGARTY & KLEIN, INC.


                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                        Common Stock

                                                                      Additional
                                                                        Paid-in        Treasury       Retained
                                   Shares              Par              Capital         Stock         Earnings            Total
                                                      Value

BALANCE,                          100,000       $   100,000           $     -         $ (15,000)      $ 943,983       $ 1,028,983
    January 1, 1995
    Shareholders  contribution       -                 -                 26,280            -               -               26,280
    Net income                       -                 -                    -              -            579,947            579,947
                                  --------       -----------          ----------     ------------     ----------      -------------

BALANCE,                          100,000           100,000              26,280        (15,000)       1,523,930          1,635,210
    December 31, 1995
    Issuance of  common stock       6,319             6,319              65,681            -              -                 72,000
    Net income                        -                 -                  -               -            406,488            406,488
                                  --------        -----------         ----------      ------------    ----------      -------------

BALANCE,                          106,319           106,319             91,961          (15,000)      1,930,418          2,113,698
    December 31, 1996
    Issuance of common stock        4,681             4,681            317,030              -             -                321,711
    Shareholders contribution         -                 -              150,000              -             -                150,000
    Net loss                          -                 -                  -                -           (85,409)           (85,409)
                                  --------         ---------         -----------      ------------    -----------       -----------

BALANCE,                          111,000         $ 111,000          $ 558,991       $  (15,000)    $ 1,845,009         $2,500,000
December 31, 1997                 =========       ===========        ===========     ===========    ============        ==========


The accompanying notes are an integral part of these consolidated and combined statements.


                              FOGARTY & KLEIN, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                        COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                1997                 1996                 1995
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net (loss) income                                                     $  (85,409)          $   406,488           $  579,947
    Adjustments to reconcile net (loss) income -
       Depreciation and amortization                                          267,978              325,715              265,317
       Provision for doubtful accounts receivable                             144,763               65,779                 -
       (Increase) in accounts receivable - trade                           (3,905,089)            (321,511)          (6,255,089)
       (Increase) decrease in accounts receivable - other                    (506,665)             111,490             (231,460)
       (Increase) decrease in expenditures billable to  clients               694,369             (711,882)              61,866
       (Increase) decrease in prepaid expenses and  other current assets      (54,334)              20,555              (30,239)
       (Increase) in cash surrender value                                     (31,343)             (19,109)             (31,949)
       Proceeds from sale of life insurance policies

                                                                              686,449                  -                      -
       (Increase) decrease in other assets                                    479,130             (420,909)             (29,463)
       Increase in accounts payable                                         1,220,577            1,135,716             2,379,535
       Increase in accrued expenses                                         1,602,234               66,046               335,477
       Increase (decrease) in advanced billings                            (1,457,282)           1,226,742             1,114,587
       Payment of deferred compensation                                    (1,040,479)                 -                  -

       Increase in deferred compensation                                      382,090              323,923               234,466
       Other, net                                                               6,732               20,582               114,311
                                                                         ------------            -----------         ------------
                 Net cash (used in) provided by  operating activities      (1,596,279)           2,229,625            (1,492,694)
                                                                        --------------           -----------         ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capitalized expenditures                                                 (493,298)            (565,058)             (452,446)
    Purchase of investments                                                  (380,064)            (328,066)             (229,216)
    Proceeds from sale of investments                                       1,040,479                  -                     -
                                                                           ----------            --------------        -----------
                 Net cash provided by (used in) investing activities          167,117             (893,124)             (681,662)
                                                                           ------------         ---------------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from note payable                                                   -                 288,000                   -
    Repayment of notes payable                                              (288,000)                 -                (294,555)
    Proceeds from issuance of common stock                                    321,711               72,000                    -
    Shareholders contribution                                                 150,000                    -               26,280
                                                                           ----------            --------------        -----------
                 Net cash provided by (used in) financing activities          183,711              360,000             (268,275)
                                                                          -------------          --------------      --------------
                 Net increase (decrease) in cash and cash  equivalents     (1,245,451)           1,696,501           (2,442,631)

CASH AND CASH EQUIVALENTS,                                                  4,346,271            2,649,770            5,092,401
     beginning of year                                                     -------------       ---------------       -----------

CASH AND CASH EQUIVALENTS,                                                $ 3,100,820          $ 4,346,271          $ 2,649,770
    end of year                                                           ==============        ===============      ============


The accompanying notes are an integral part of these consolidated and combined financial statements.

                              FOGARTY & KLEIN, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1997

                                       AND

                          COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

1.  SUMMARY OF SIGNIFICANT
    ACCOUNTING POLICIES

NATURE OF BUSINESS

Fogarty & Klein, Inc. (the "Company") is a full-service, fully integrated marketing communications firm servicing clients throughout the United States. Headquartered in Houston, Texas, the Company has service offices in Austin and Dallas, Texas and Moline, Illinois. The Company is one of the largest agencies in Houston and in the Southwest with clients in the following industries: retail, consumer goods and services and business to business. Integrated services include advertising, media market research, direct and database marketing, sales promotion, public relations and yellow pages.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Fogarty & Klein, Inc. (a Texas corporation) and its subsidiaries, Southwest Information Resources and Fogarty & Klein Yellow Pages, Inc., both wholly-owned by Fogarty & Klein, Inc. As of December 31, 1997, Fogarty & Klein Yellow Pages, Inc., previously a subchapter S corporation, legally changed to a C corporation. Pursuant to a corporate reorganization, Fogarty & Klein, Inc. acquired 100% of the outstanding shares of Fogarty & Klein Yellow Pages, Inc. In 1996 and 1995, these companies were owned and operated by the same shareholders and, as a result, these entities were combined for financial reporting purposes. All significant intercompany balances and transactions have been eliminated in consolidation.

PRINCIPLES OF COMBINATION

The combined financial statements include the accounts of Fogarty & Klein, Inc. (a Texas corporation) and its subsidiary, Southwest Information Resources, wholly-owned by Fogarty & Klein, Inc., and Fogarty & Klein Yellow Pages, Inc., (a subchapter S corporation).

MANAGEMENT ESTIMATES

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reportable amounts of assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 1997, 1996 and 1995 are recorded net of an allowance for doubtful accounts of approximately $210,000, $65,000 and $0, respectively, in the accompanying balance sheets.

MARKETABLE SECURITIES AND DEFERRED COMPENSATION

In 1994, Fogarty & Klein, Inc. established a deferred compensation plan for the two major shareholders. This plan was funded by the Company via cash contributions to mutual funds. Both the plan and the investments are maintained by the American Association of Advertising Agencies.

In connection with the acquisition by Lois/USA, Inc. (See Note 5), the Company terminated the plan on December 15, 1997 and distributed the assets totaling $1,040,479 to the two shareholders.

FIXED ASSETS

Equipment and improvements are reflected at cost. Depreciation is computed using accelerated methods over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed using an accelerated method, which is not materially different from straight line as the leases expire by 2001.

Expenditures for maintenance, repairs, or minor renewals are charged to earnings as incurred. Major renewals or improvements are capitalized. Upon disposition, the costs and related accumulated depreciation are removed from the accounts, and the resulting gain or loss is reflected in income for the period.

TREASURY STOCK

The Company accounts for treasury stock purchases at cost. There were 1,000 shares of treasury stock outstanding as of December 31, 1997, 1996 and 1995.

REVENUE RECOGNITION

Generally, revenue is recognized by the Company when clients are billed for services rendered in the normal course of business. Compensation and related costs are expensed as incurred, in conformity with industry practice.

SHAREHOLDERS' BONUSES

Included in general and administrative expenses in the accompanying consolidated and combined statements of income for the years ended December 31, 1997, 1996 and 1995 are bonuses for the two major shareholders of approximately $3.4 million, $1.5 million and $1.3 million, respectively.

CASH FLOW INFORMATION

Cash paid for income taxes (net of refunds received) was approximately $270,000, $459,000 and $450,000 in 1997, 1996 and 1995, respectively.

2. FIXED ASSETS

Fixed assets consist of the following:
                                                                1997                    1996                     1995

Equipment                                               $   1,483,738           $   1,113,927              $ 850,666
Furniture and fixtures                                        297,168                 278,151                191,764
Leasehold improvements                                        428,279                 396,142                223,079
                                                          -------------         --------------             -----------
                                                            2,209,185               1,788,220              1,265,509
Less-accumulated depreciation and amortization                988,777                 786,400                494,116
                                                          -------------         --------------             -----------
                                                        $   1,220,408           $   1,001,820             $  771,393
                                                         =============         ==============             ============


Depreciation and amortization expense was approximately $268,000, $314,000 and $245,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

3. COMMITMENTS

The Company leases its facilities and certain office equipment under noncancelable operating leases expiring at various dates through October 2001. Certain leases require the Company to pay property taxes, insurance, and annual operating expense increases.

Rent expense for the years ended December 31, 1997, 1996 and 1995 was approximately $706,000, $612,000 and $540,000, respectively. Minimum future lease commitments for fiscal years ending December 31, are approximately as follows:

      YEAR

  1998                                  $     702,000
  1999                                        700,000
  2000                                        722,000
  2001                                        401,000
                                        -------------
          Total                         $   2,525,000
                                        =============

4.   INCOME TAXES

Included in the accompanying statements of income of the Company are the following amounts relating to Fogarty & Klein Yellow Pages, Inc. subchapter S losses for the years ending December 31, 1997, 1996 and 1995:

                                     1997            $  30,051
                                     1996                5,821
                                     1995              329,165

The Company did not record any deferred taxes during the three year period, however, the effect would have been immaterial to the accompanying consolidated and combined balance sheets taken as a whole.

5  SUBSEQUENT EVENT

On December 31, 1997, the Company entered into a Stock Purchase Agreement with Lois/USA Inc. ("Lois"), under which Lois purchased 100% of the outstanding shares of the Company. The purchase price was approximately $8.8 million of which $3.5 million was paid in cash at the closing. In addition, the shareholders of the Company received 39,000 warrants and will receive both cash and additional warrants on the first and second anniversaries of the closing.




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